Exhibit 77(h)
to Form NSAR



Federated Government Income Securities , Inc.
(Registrant)




As of August 31, 2002, MLPF&S, Jacksonville, FL, has attained control of the Registrant by acquiring 27.20% of the voting securities of the Registrant.